Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form F-3 (File Nos. 333-281443 and 333-275351) and Form S-8 (File Nos. 333-278268 and 333-285054) of our report dated March 21, 2025, relating to the financial statements of ParaZero Technologies Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Brightman Almagor Zohar & Co.
Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 21, 2025